EXHIBIT 10.19

                                    EXHIBIT A
                         NON-NEGOTIABLE PROMISSORY NOTE
Up to $500,000.00                                                  July 13, 2005
                                                              New York, New York

                     FOR VALUE RECEIVED, SONOMA COLLEGE, INC. ("MAKER") hereby promises to pay to the order of Wisse Enterprises LLC ("HOLDER"), the principal amount of Five Hundred Thousand Dollars ($500,000) Dollars or, if less, the unpaid principal amount of each loan made to Maker by Holder and outstanding under this non-negotiable promissory note (this "NOTE") and the agreement between the parties dated July 13, 2005 to which it relates (the "AGREEMENT"), on the maturity date(s) as shown on Schedule 1 attached hereto. Interest is payable, at a rate per annum equal to the offered rate quoted in the London Interbank market by leading banks ("LIBOR") on the first business day of each month, on the unpaid balance of the principal amount of each loan made pursuant to this Note and the Agreement from and including the date of such loan.

                     The principal amount hereof may be prepaid in whole or in part at any time, without premium or penalty.

                     This Note shall become immediately due and payable if: (i) Maker shall be in default under Section 1.07 of the Agreement, or (ii) Maker shall become insolvent, or a petition in bankruptcy shall be filed by or against Maker, or Maker shall make a general assignment for the benefit of creditors, or a trustee, receiver or conservator shall be appointed for Maker or all or substantially all of its assets, or Maker shall apply for or commence proceedings to effect any reorganization, arrangement, composition, liquidation or dissolution, or otherwise seek protection under any law, rule or regulation for the relief of debtors, and such petition, appointment or proceedings shall not be withdrawn, vacated or stayed within 30 days of the date thereof.

                     This Note is issued pursuant to, and is subject to all the terms and conditions of, the Agreement.

                     Any notice or demand required or permitted to be given or made hereunder shall be deemed to have been sufficiently given or made for all purposes if: (i) in writing and delivered by hand against receipt, or (ii) sent by certified or registered mail, postage prepaid, return receipt



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requested,  or (iii)  sent by  facsimile,  telex or other  electronic  means and followed by a copy delivered or sent in the manner provided in clause (i) or clause (ii) to the addresses set forth in the Agreement. The date of giving or making of any such notice or demand shall be the earlier of the date of actual receipt, or five business days after such notice or demand is sent, or, if sent in accordance with clause (iii), the business day next following the day such notice or demand is actually transmitted.

                     This Note is non-negotiable and may not be sold, transferred, assigned, pledged or hypothecated by the holder hereof without the prior written consent of the undersigned which shall not be unreasonably refused.

                     Upon receipt of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to the Maker, and upon surrender or cancellation of this Note, if mutilated, the Maker will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

                     No amendment of this Note shall be valid or effective, unless in writing and signed by or on behalf of Maker and Holder.

                     No course of dealing or omission or delay on the part of any party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

                     This Note shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York.

                     All remedies hereunder are cumulative and not exclusive and nothing herein shall be deemed to prohibit or limit any party from pursuing any other remedy or relief available at law or in equity.



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

                     IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first above written.

                                                    SONOMA COLLEGE, INC.

                                                    By:/s/
                                                       ______________________
                                                       Charles D. Newman
                                                       Chief Executive Officer




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                                   SCHEDULE 1


                               Principal
                               Amount
Date and                       of                             Maturity
Loan Number                    Loan                           Date
--------------------------------------------------------------------------------
July __, 2005                  $300,000                       July __, 2006




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